SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            ----------

                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  July 23, 1996



                  UNITED PAYPHONE SERVICES, INC.
(Exact name of small business issuer as specified in its charter)


      Nevada                                0-24138           88-0232816
(State or other               (Commission File Number)      (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation or organization)


          1725 West Third Street, Tempe, Arizona 85281
             (Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (602) 829-8777


                              N/A
          (Former Address, if Changed Since Last Report)





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Item 4.  Change in Registrant's Certifying Accountant

     On July 23, 1996, United Payphone Services, Inc. (the "Company") was notified that Crouch, Bierwolf & Chisholm, Certified Public Accountants
(formerly Crouch, Bierwolf & Call) resigned as the Company's independent auditor. Effective such date the Company engaged Wisan Smith Racker & Prescott, Salt Lake City, Utah, as its independent auditor of the Company's financial statements for the year ended June 30, 1996. This resignation was due to Crouch, Bierwolf & Chisholm's internal review wherein they deemed themselves to be non-independent for purposes of any future audit engagements. The resignation did not involve a dispute with the Company over accounting policies or practices. The report of Crouch, Bierwolf & Chisholm for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. In connection with the audits of the Company's financial statements for each of the two years ended June 30, 1995, there were no disagreements with Crouch, Bierwolf & Chisholm on any matters of accounting principles and practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Crouch, Bierwolf & Chisholm would have caused such firm to make reference to the matter in their report. The decision to change accountants was approved by the board of directors.

Item 7.  Exhibits.

     The exhibits set forth in the following index of exhibits are filed as a part of this current report.

     Exhibit No.    Description of Exhibit                            Page

     16.1      Letter of Crouch, Bierwolf & Chisholm                  3

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   United Payphone Services, Inc.




Date:  August 12, 1996                       By
                           Todd D. Chisholm, Director